PROMISSORY NOTE

The following Promissory note and Payment Agreement is executed between Sea Systems Solutions, Inc., 2708 Hatmark Street, Vienna, Virginia 22181-6054, hereinafter referred to as Sea Systems, and Ecosphere Technologies, Inc., 3515 SE Lionel Terrace, Stuart, FL 34997, hereinafter referred to as ETI. Sea Systems has agreed to offer the following payment terms to ETI for settlement of the outstanding balance on a note originally executed on June 9, 2008 and amended on December 5, 2008. This second amendment describes the revised terms agreed between the parties and is deemed to be effective upon acceptance.

TERMS

1. 20-quarter term beginning May 10, 2011.
2. Initial payment of $17,025 due on signing of this agreement.
3. Balance subject to extended payment terms of $323,474.
4. Interest rate: 0%
5. Quarterly payments of $17,025 due during, but no later than the end of the third month of, each quarter with the first payment scheduled no later than June 30, 2011 followed by seventeen additional payments of $17,025 each and the eighteenth and last payment of 17,024 due no later than December 31, 2015.
6. If any two consecutive payments are not made within 30 days of the due date of the second payment not made, this agreement will be considered to be in default whereby the interest rate is increased to 7% from the date of the default. The default interest rate will remain in effect until all payments that are due are made current including any additional interest that has accrued.
7. ETI reserves the right to pre-pay this note in the event that circumstances dictate it would be prudent to do so or in the event that such prepayment is required as a part of a refinancing, restructuring or other event. ETI shall give Sea Systems 30 days notice of its intention to exercise this right.

Confidential

Signed:

George R. Sterner
VP, Sea Systems Solutions, Inc.

Charles Vinick
CEO, Ecosphere Technologies

Date: May 10, 2011

SECOND AMENDED AGREEMENT

Date	10-May-11
Debt	340,499
Payment	17,025
Principal	340,400
Interest Rate	0%
Term (Quarters)	20.00

#	Date	Payment	Principal	Interest	Balance
1	10-May-11	17,025	17,025	-	323,474
2	30-Jun-11	17,025	17,025	-	306,449
3	30-Sep-11	17,025	17,025	-	289,424
4	31-Dec-11	17,025	17,025	-	272,399
5	31-Mar-12	17,025	17,025	-	255,374
6	30-Jun-12	17,025	17,025	-	238,349
7	30-Sep-12	17,025	17,025	-	221,324
8	31-Dec-12	17,025	17,025	-	204,299
9	31-Mar-13	17,025	17,025	-	187,274
10	30-Jun-13	17,025	17,025	-	170,249
11	30-Sep-13	17,025	17,025	-	153,224
12	31-Dec-13	17,025	17,025	-	136,199
13	31-Mar-14	17,025	17,025	-	119,174
14	30-Jun-14	17,025	17,025	-	102,149
15	30-Sep-14	17,025	17,025	-	85,124
16	31-Dec-14	17,025	17,025	-	68,099
17	31-Mar-15	17,025	17,025	-	51,074
18	30-Jun-15	17,025	17,025	-	34,049
19	30-Sep-15	17,025	17,025	-	17,024
20	31-Dec-15	17,024	17,024	-	-